CONSENT OF COUNSEL




     We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A of Pax World Money Market Fund, Inc. as filed with the Securities and Exchange Commission on or about May 31, 2001.




PAUL, HASTINGS, JANOFSKY & WALKER LLP



New York, New York
May 30, 2001